UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2013
____________________

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)
____________________

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Wilshire Blvd. Suite 1500, Los Angeles, California 90024

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 209-7280

Not Applicable
(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 29, 2013, Global Eagle Acquisition LLC, an affiliate of the Registrant, delivered a Waiver to the Registrant pursuant to which Global Eagle Acquisition LLC has agreed to waive the Company’s obligations to it under a specific provision of the Warrant Agreement (the “Warrant Agreement”), dated as of May 12, 2011, between the Registrant and American Stock Transfer & Trust Company, LLC, which, among other things, governs the terms of the warrants to purchase shares of common stock of the Registrant owned by Global Eagle Acquisition LLC. The specific provision of the Warrant Agreement to which the Waiver relates requires a reduction of the exercise price of the warrants under certain limited circumstances as further described in the Warrant Agreement. A copy of the Waiver is attached hereto as Exhibit 10.1 and incorporated by reference herein, and the foregoing description of the Waiver is qualified in its entirety by reference thereto.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Waiver dated March 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Global Eagle ENTERTAINMENT INC.

Dated: March 29, 2013	By:	/s/ Michael Pigott
Name: Michael Pigott Title: General Counsel, Vice President and Secretary

[Signature Page to Form 8-K]

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Waiver dated March 29, 2013.